Exhibit 99.01

Thoma Bravo to Acquire Intuit’s Financial Services Business

Private Equity Firm to Purchase Leading Digital Banking Solution

SAN FRANCISCO and MOUNTAIN VIEW, Calif. – July 1, 2013 – Thoma Bravo and Intuit Inc. (Nasdaq: INTU) today announced that Thoma Bravo has entered into a definitive agreement with Intuit to acquire its Financial Services division, or IFS.

The cash transaction is valued at approximately $1.025 billion and is subject to regulatory review and other customary closing conditions. The transaction is expected to close in the next few months.

“Thoma Bravo is gaining a richly talented team that has created an enviable integrated digital banking platform and innovative mobile solution, recognized as the best in the market,” said Brad Smith, Intuit president and chief executive officer. “Intuit will sharpen its focus on directly serving consumers and small businesses, and continuing to build our durable competitive advantage in those segments.”

“Thoma Bravo’s acquisition of IFS is consistent with our strategy of buying great technology franchises with significant recurring revenue,” said Orlando Bravo, managing partner at Thoma Bravo. “We look forward to accelerating the company’s growth as an independent business through our buy-and-build principles.”

Once the transaction closes, Thoma Bravo will provide IFS with the leadership and resources needed to scale and effectively meet the needs of its customers in the growing digital banking channel across the financial services industry.

“IFS is the premier provider of online and mobile banking software to financial institutions, markets which should continue to see secular growth and further end-user adoption,” said Holden Spaht, partner at Thoma Bravo. “Thoma Bravo will continue to support the company’s mission of providing best-in-class products to support its large base of customers and end users.”

The transaction will result in a stand-alone company focused on providing a digital banking platform and market-leading mobile solutions to financial institutions. The transaction includes an Internet banking platform, digital payments, mobile banking, Purchase Rewards, FinanceWorks, and digital banking add-on solutions as well as third-party solutions. Certain assets that are currently included in the IFS division, including OFX connectivity and Mint.com, will remain with Intuit.

Terms and Conditions

Intuit intends to use the proceeds of this transaction to accelerate repurchase of its shares. The company expects to classify Intuit Financial Services as discontinued operations. In fiscal 2012, IFS (excluding Mint and OFX connectivity services, which will stay with Intuit) contributed revenue of approximately $305 million. In fiscal 2013,

Intuit Announces Realignment

IFS (excluding Mint and OFX connectivity services) is expected to contribute revenue of approximately $325 million. Based in Westlake Village, Calif., IFS has 730 employees in several offices in the United States and India.

About Intuit Inc.

Intuit Inc. is a leading provider of business and financial management solutions for small and mid-sized businesses; financial institutions, including banks and credit unions; consumers and accounting professionals. Its flagship products and services, including QuickBooks®, Quicken® and TurboTax®, simplify small business management and payroll processing, personal finance, and tax preparation and filing. ProSeries® and Lacerte® are Intuit’s leading tax preparation offerings for professional accountants. Intuit Financial Services helps banks and credit unions grow by offering innovative online and mobile banking solutions that make it easier for consumers and businesses to manage their money.

Founded in 1983, Intuit had annual revenue of $4.15 billion in its fiscal year 2012. The company has approximately 8,000 employees with major offices in the United States, Canada, the United Kingdom, India and other locations. More information can be found at www.intuit.com.

About Intuit Financial Services

Intuit Financial Services helps banks and credit unions grow by offering innovative online and mobile banking solutions that make it easier for consumers and businesses to manage their money. Applying more than three decades of customer insights and innovation to design its products, Intuit provides solutions that help financial institutions achieve higher customer engagement and profitability. Learn more at www.ifs.intuit.com.

About Thoma Bravo, LLC

Thoma Bravo is a leading private equity investment firm building on a 30+ year history of providing equity and strategic support to experienced management teams and growing companies. The firm applies its own industry consolidation investment strategy and process, which seeks to create value by partnering with a company’s management to improve business operations and make strategic acquisitions that will accelerate growth. Thoma Bravo invests across multiple industries, with a particular focus on application and infrastructure software and financial and business services. The firm currently manages a series of private equity funds representing almost $4 billion of equity commitments. In software, Thoma Bravo has invested in 26 companies that have completed 60 add-on acquisitions to produce total annual earnings of approximately $1 billion. For more information, visit www.thomabravo.com.

Cautions About Forward-Looking Statements

This press release contains forward-looking statements, including statements about our refreshed company strategy, strategic outcomes, potential divestitures and organizational realignment and their impact on Intuit’s business.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking

Intuit Announces Realignment

statements. These factors include, without limitation, the following: inherent difficulty in predicting consumer behavior; difficulties in receiving, processing, or filing customer tax submissions; consumers may not respond as we expected to our advertising and promotional activities; product introductions and price competition from our competitors can have unpredictable negative effects on our revenue, profitability and market position; governmental encroachment in our tax businesses or other governmental activities or public policy affecting the preparation and filing of tax returns could negatively affect our operating results and market position; we may not be able to successfully innovate and introduce new offerings and business models to meet our growth and profitability objectives, and current and future offerings may not adequately address customer needs and may not achieve broad market acceptance, which could harm our operating results and financial condition; business interruption or failure of our information technology and communication systems may impair the availability of our products and services, which may damage our reputation and harm our future financial results; as we upgrade and consolidate our customer facing applications and supporting information technology infrastructure, any problems with these implementations could interfere with our ability to deliver our offerings; any failure to properly use and protect personal customer information and data could harm our revenue, earnings and reputation; if we are unable to develop, manage and maintain critical third party business relationships, our business may be adversely affected; increased government regulation of our businesses may harm our operating results; if we fail to process transactions effectively or fail to adequately protect against potential fraudulent activities, our revenue and earnings may be harmed; any significant offering quality problems or delays in our offerings could harm our revenue, earnings and reputation; our participation in the Free File Alliance may result in lost revenue opportunities and cannibalization of our traditional paid franchise; the continuing global economic downturn may continue to impact consumer and small business spending, financial institutions and tax filings, which could negatively affect our revenue and profitability; year-over-year changes in the total number of tax filings that are submitted to government agencies due to economic conditions or otherwise may result in lost revenue opportunities; our revenue and earnings are highly seasonal and the timing of our revenue between quarters is difficult to predict, which may cause significant quarterly fluctuations in our financial results; our financial position may not make repurchasing shares advisable or we may issue additional shares in an acquisition causing our number of outstanding shares to grow; our inability to adequately protect our intellectual property rights may weaken our competitive position and reduce our revenue and earnings; our acquisition and divestiture activities may disrupt our ongoing business, may involve increased expenses and may present risks not contemplated at the time of the transactions; our use of significant amounts of debt to finance acquisitions or other activities could harm our financial condition and results of operation; and litigation involving intellectual property, antitrust, shareholder and other matters may increase our costs. More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2012 and in our other SEC filings. You can locate these reports through our website at http://investors.intuit.com. Forward-looking statements are based on information as of July 1, 2013, and we do not undertake any duty to update any forward-looking statement or other information in these materials.

Intuit Investors

Matt Rhodes

Intuit Inc.

650-944-2536

matthew_rhodes@intuit.com

Intuit Media

Diane Carlini

Intuit Inc.

650-944-6251

diane_carlini@intuit.com

Intuit Announces Realignment

Thoma Bravo

Amber Roberts

LANE

212-302-5964

amber@lanepr.com